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                                                                  Exhibit 99.1.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GIANT GROUP, LTD. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Burt Sugarman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange at of 1934; and in all material respects, the consolidated financial condition and result of operations of the Company.

     (2) The information contained in the Report fairly represents, in all material respects, the consolidated financial condition and result of operations of the Company.

   /s/  Burt Sugarman
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        Burt Sugarman